Exhibit 99.2

2200 Ross Avenue, Suite 2200 Dallas, Texas 75201-6776 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com Don Glendenning Direct Telephone: (214) 740-8623 email: dglendenning@lockelord.com

June 27, 2011

Via Facsimile (214) 981 - 0703

and Via E-Mail:  tom.mason@energytransfer.com

Energy Transfer Equity, L.P.

3738 Oak Lawn Avenue

Dallas, Texas   75291

Attention:                      General Counsel

Via Facsimile (713) 546 - 5401

and Via E-Mail:  bill.finnegan@lw.com and sean.wheeler@lw.com

Latham & Watkins LLP

717 Texas Avenue, 16th Floor

Houston, Texas   77002

Attention:                 William N. Finnegan IV, Esq.

Sean T. Wheeler, Esq.

Re:                             Unsolicited Proposal Received from The Williams Companies, Inc.

Dear Tom, Bill and Sean:

Pursuant to Section 5.4 of the Agreement and Plan of Merger by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company dated as of June 15, 2011, we are writing on behalf of Southern Union Company to furnish you a copy of a letter from The Williams Companies, Inc. delivered this afternoon to counsel for Southern Union responding to requests for clarifications.  After consultation with its financial advisors and outside legal counsel and making the determinations required by Section 5.4, the Board of Directors of Southern Union is providing to The Williams Companies, Inc. a confidentiality agreement on substantially the same terms as the confidentiality agreement that Energy Transfer Equity, L.P. entered into with Southern Union.

Kindest personal regards,

Yours sincerely,

Don M. Glendenning

Enclosure

Atlanta, Austin, Chicago, Dallas, Houston, London, Los Angeles, New Orleans, New York, Sacramento, San Francisco, Washington DC